Exhibit 99.1

Contact: Amy Agallar (414) 347-3706 investor.relations@sensient.com

Sensient Technologies Corporation
Reports Results for the Quarter Ended March 31, 2025

MILWAUKEE— April 25, 2025 — Sensient Technologies Corporation (NYSE: SXT), a leading provider of flavors and colors for the food, pharmaceutical, and personal care markets, today reported financial results for the first quarter ended March 31, 2025.

First Quarter Consolidated Results

•	Reported revenue increased 2.0% to $392.3 million in the first quarter of 2025 versus last year’s first quarter results of $384.7 million. On a local currency basis(1), revenue increased 4.1%.

•
Reported operating income increased 8.3% to $53.5 million compared to $49.4 million recorded in the first quarter of 2024. In the first quarter of 2025, the Company recorded $2.9 million of costs related to its Portfolio Optimization Plan versus last year’s $2.8 million in the first quarter. Local currency adjusted operating income(1) and local currency adjusted EBITDA(1) increased 10.3% and 10.1%, respectively, in the first quarter.

•
Reported earnings per share increased 11.0% to 81 cents in the first quarter of 2025 compared to 73 cents in the first quarter of 2024. Local currency adjusted diluted EPS(1) increased 11.4% in the first quarter.

“As expected, Sensient got off to a strong start in the first quarter of 2025, building on the momentum from the previous year. Our results are driven by solid volume growth and sales wins, particularly in natural colors. The quarter’s achievements underscore our ability to adapt in dynamic market conditions, and I am pleased to reaffirm our 2025 guidance,” said Paul Manning, Sensient’s Chairman, President, and Chief Executive Officer.

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Sensient Technologies Corporation Earnings Release – Quarter Ended March 31, 2025 April 25, 2025	Page 2
First Quarter Group Results

Revenue	Reported Quarter	Local Currency(1) Quarter
Flavors & Extracts	0.3%	1.7%
Color	4.8%	8.2%
Asia Pacific	4.0%	4.8%
Total Revenue	2.0%	4.1%

Operating Income	Reported Quarter	Local Currency Adjusted(1) Quarter
Flavors & Extracts	5.5%	6.2%
Color	10.0%	13.5%
Asia Pacific	7.6%	7.0%
Total Operating Income	8.3%	10.3%

The Flavors & Extracts Group reported first quarter 2025 revenue of $193.7 million, an increase of $0.6 million versus the prior year’s first quarter. The Group’s revenue benefited from higher volumes in our flavors, extracts, and flavor ingredients product lines, offset by lower volumes in natural ingredients. Segment operating income was $25.0 million in the first quarter of 2025, an increase of $1.3 million compared to the prior year’s first quarter.

The Color Group reported revenue of $167.8 million in the first quarter of 2025, an increase of $7.7 million compared to the prior year’s first quarter. The Group’s revenue increase was broad-based across all product lines. Segment operating income was $34.9 million in the first quarter of 2025, an increase of $3.2 million compared to the prior year’s first quarter results.

The Asia Pacific Group reported revenue of $41.9 million in the first quarter of 2025, an increase of $1.6 million compared to the prior year’s first quarter. The Group’s revenue increased across nearly all geographies. Segment operating income was $9.4 million in the quarter, an increase of $0.7 million compared to the prior year’s first quarter.

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Sensient Technologies Corporation Earnings Release – Quarter Ended March 31, 2025 April 25, 2025	Page 3
Corporate & Other reported operating expenses of $15.8 million in the first quarter of 2025, compared to $14.7 million of operating expenses reported in the prior year’s first quarter. Local currency adjusted operating expenses(1) for Corporate & Other increased $1.0 million compared to the prior year’s first quarter, primarily due to higher performance-based compensation costs recorded in 2025.

2025 OUTLOOK

Metric	Current Guidance

Local Currency Revenue(1)	Mid-Single-Digit Growth

Local Currency Adjusted EBITDA(1)	Mid-Single-Digit to High Single-Digit Growth

Diluted EPS (GAAP)	Between $3.13 and $3.23*

Local Currency Adjusted Diluted EPS(1)	High Single-Digit to Double-Digit Growth

*Includes approximately 15 cents of Portfolio Optimization Plan costs. Based on current exchange rates, foreign currency impact is expected to be approximately a 2 cent headwind for the year.  Previous range was between $3.05 and $3.15.

The Company’s guidance is based on current conditions and economic and market trends in the markets in which the Company operates and is subject to various risks and uncertainties as described below.

(1)	Please refer to “Reconciliation of Non-GAAP Amounts” at the end of this release for more information regarding our non-GAAP financial measures.

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Sensient Technologies Corporation Earnings Release – Quarter Ended March 31, 2025 April 25, 2025	Page 4
USE OF NON-GAAP FINANCIAL MEASURES

The Company’s non-GAAP financial measures eliminate the impact of certain items, which, depending on the measure, include: currency movements, depreciation and amortization, Portfolio Optimization Plan costs, and non-cash share-based compensation. These measures are provided to enhance the overall understanding of the Company’s performance when viewed together with the GAAP results. Refer to “Reconciliation of Non-GAAP Amounts” at the end of this release.

CONFERENCE CALL

The Company will host a conference call to discuss its 2025 first quarter financial results at 8:30 a.m. CDT on Friday, April 25, 2025. To participate in the conference call, contact Chorus Call Inc. at (844) 492-3726 or (412) 317-1078, and ask to join the Sensient Technologies Corporation conference call. Alternatively, the call can be accessed by using the webcast link that is available on the Investor Information section of the Company’s web site at www.sensient.com.

A replay of the call will be available one hour after the end of the conference call through May 2, 2025, by calling (877) 344-7529 and using access code 4206177. An audio replay and written transcript of the call will also be posted on the Investor Information section of the Company’s web site at www.sensient.com on or after April 29, 2025.

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Sensient Technologies Corporation Earnings Release – Quarter Ended March 31, 2025 April 25, 2025	Page 5
This release contains statements that may constitute “forward-looking statements” within the meaning of Federal securities laws including under “2025 Outlook” above. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following: the Company’s ability to manage general business, economic, and capital market conditions, including actions taken by customers in response to such market conditions, and the impact of recessions and economic downturns; the impact of macroeconomic and geopolitical volatility, including inflation and shortages impacting the availability and cost of raw materials, energy, and other supplies, disruptions and delays in the Company’s supply chain, and the conflicts between Russia and Ukraine and in the Middle East; industry, regulatory, legal, and economic factors related to the Company’s domestic and international business; the effects of tariffs, trade barriers, and disputes; the availability and cost of labor, logistics, and transportation; the pace and nature of new product introductions by the Company and the Company’s customers; the Company’s ability to anticipate and respond to changing consumer preferences, changing technologies, and changing regulations; the Company’s ability to successfully implement its growth strategies; the outcome of the Company’s various productivity-improvement and cost-reduction efforts, acquisition and divestiture activities, and Portfolio Optimization Plan; growth in markets for products in which the Company competes; industry and customer acceptance of price increases; actions by competitors; the Company’s ability to enhance its innovation efforts and drive cost efficiencies; currency exchange rate fluctuations; and other factors included in “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and in other documents that the Company files with the SEC. The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition, and results of operations. This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. Except to the extent required by applicable laws, the Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

ABOUT SENSIENT TECHNOLOGIES

Sensient Technologies Corporation is a leading global manufacturer and marketer of colors, flavors, and other specialty ingredients.  Sensient uses advanced technologies and robust global supply chain capabilities to develop specialized solutions for food and beverages, as well as products that serve the pharmaceutical, nutraceutical, and personal care industries. Sensient’s customers range in size from small entrepreneurial businesses to major international manufacturers representing some of the world’s best-known brands.  Sensient is headquartered in Milwaukee, Wisconsin.
www.sensient.com

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Sensient Technologies Corporation Earnings Release – Quarter Ended March 31, 2025 April 25, 2025	Page 6
Consolidated Statements of Earnings	Three Months Ended March 31,

	2025	2024	% Change

Revenue	$392,325	$384,670	2.0%

Cost of products sold	260,548	258,121	0.9%
Selling and administrative expenses	78,247	77,143	1.4%

Operating income	53,530	49,406	8.3%
Interest expense	7,341	7,045

Earnings before income taxes	46,189	42,361
Income taxes	11,727	11,421

Net earnings	$34,462	$30,940	11.4%

Earnings per share of common stock:
Basic	$0.82	$0.73

Diluted	$0.81	$0.73

Average common shares outstanding:
Basic	42,197	42,104

Diluted	42,469	42,305

Results by Segment	Three Months Ended March 31,

Revenue	2025	2024	% Change

Flavors & Extracts	$193,681	$193,092	0.3%
Color	167,750	160,025	4.8%
Asia Pacific	41,901	40,306	4.0%
Intersegment elimination	(11,007)	(8,753)

Consolidated	$392,325	$384,670	2.0%

Operating Income

Flavors & Extracts	$24,989	$23,678	5.5%
Color	34,852	31,679	10.0%
Asia Pacific	9,442	8,776	7.6%
Corporate & Other	(15,753)	(14,727)

Consolidated	$53,530	$49,406	8.3%

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Sensient Technologies Corporation Earnings Release – Quarter Ended March 31, 2025 April 25, 2025	Page 7
Consolidated Condensed Balance Sheets	March 31,	December 31,
	2025	2024

Cash and cash equivalents	$32,574	$26,626
Trade accounts receivable	315,024	290,087
Inventories	598,204	600,302
Prepaid expenses and other current assets	54,407	44,871
Total Current Assets	1,000,209	961,886

Goodwill & intangible assets (net)	435,681	423,658
Property, plant, and equipment (net)	499,184	491,587
Other assets	157,594	146,663

Total Assets	$2,092,668	$2,023,794

Trade accounts payable	$110,611	$139,052
Short-term borrowings	18,575	19,848
Other current liabilities	101,509	111,739
Total Current Liabilities	230,695	270,639

Long-term debt	683,266	613,523
Accrued employee and retiree benefits	25,175	24,499
Other liabilities	58,498	54,147
Shareholders’ Equity	1,095,034	1,060,986

Total Liabilities and Shareholders’ Equity	$2,092,668	$2,023,794

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Sensient Technologies Corporation Earnings Release – Quarter Ended March 31, 2025 April 25, 2025	Page 8
Consolidated Statements of Cash Flows
Three Months Ended March 31,

	2025	2024
Cash flows from operating activities:
Net earnings	$34,462	$30,940
Adjustments to arrive at net cash provided by operating activities:
Depreciation and amortization	15,074	14,709
Share-based compensation expense	2,900	1,995
Net loss (gain) on assets	46	(193)
Portfolio Optimization Plan costs	831	1,189
Deferred income taxes	1,282	(4)
Changes in operating assets and liabilities:
Trade accounts receivable	(20,780)	(28,331)
Inventories	7,202	26,624
Prepaid expenses and other assets	(8,064)	(13,655)
Trade accounts payable and other accrued expenses	(25,859)	(21,993)
Accrued salaries, wages, and withholdings	(21,665)	29
Income taxes	4,989	3,150
Other liabilities	604	674

Net cash (used in) provided by operating activities	(8,978)	15,134

Cash flows from investing activities:
Acquisition of property, plant, and equipment	(16,854)	(11,030)
Proceeds from sale of assets	7	93
Acquisition of new business	(4,349)	-
Other investing activities	(88)	(1)

Net cash used in investing activities	(21,284)	(10,938)

Cash flows from financing activities:
Proceeds from additional borrowings	66,449	38,053
Debt payments	(10,771)	(27,031)
Dividends paid	(17,376)	(17,312)
Other financing activities	(2,341)	(2,828)

Net cash provided by (used in) financing activities	35,961	(9,118)

Effect of exchange rate changes on cash and cash equivalents	249	1,405

Net increase (decrease) in cash and cash equivalents	5,948	(3,517)
Cash and cash equivalents at beginning of period	26,626	28,934
Cash and cash equivalents at end of period	$32,574	$25,417

Supplemental Information
Three Months Ended March 31,	2025	2024

Dividends paid per share	$0.41	$0.41

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Sensient Technologies Corporation Earnings Release – Quarter Ended March 31, 2025 April 25, 2025	Page 9
Reconciliation of Non-GAAP Amounts
The Company’s results for the three months ended March 31, 2025 and 2024 include adjusted operating income, adjusted net earnings, and adjusted diluted earnings per share, which, in each case, exclude Portfolio Optimization Plan costs.

	Three Months Ended March 31,
	2025	2024	% Change
Operating income (GAAP)	$53,530	$49,406	8.3%
Portfolio Optimization Plan costs – Cost of products sold	1,814	107
Portfolio Optimization Plan costs – Selling and administrative expenses	1,050	2,705
Adjusted operating income	$56,394	$52,218	8.0%

Net earnings (GAAP)	$34,462	$30,940	11.4%
Portfolio Optimization Plan costs, before tax	2,864	2,812
Tax impact of Portfolio Optimization Plan costs(1)	(702)	(355)
Adjusted net earnings	$36,624	$33,397	9.7%

Diluted earnings per share (GAAP)	$0.81	$0.73	11.0%
Portfolio Optimization Plan costs, net of tax	0.05	0.06
Adjusted diluted earnings per share	$0.86	$0.79	8.9%

Note: Earnings per share calculations may not foot due to rounding differences.

(1)	Tax impact adjustments were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates.

Results by Segment	Three Months Ended March 31,
			Adjusted			Adjusted
Operating Income	2025	Adjustments(2)	2025	2024	Adjustments(2)	2024

Flavors & Extracts	$24,989	$-	$24,989	$23,678	$-	$23,678
Color	34,852	-	34,852	31,679	-	31,679
Asia Pacific	9,442	-	9,442	8,776	-	8,776
Corporate & Other	(15,753)	2,864	(12,889)	(14,727)	2,812	(11,915)

Consolidated	$53,530	$2,864	$56,394	$49,406	$2,812	$52,218

(2)	Adjustments consist of Portfolio Optimization Plan costs.

The following table summarizes the percentage change in the 2025 results compared to the 2024 results for the corresponding periods.

	Three Months Ended March 31, 2025
Revenue	Total	Foreign Exchange Rates	Adjustments(3)	Local Currency Adjusted
Flavors & Extracts	0.3%	(1.4%)	N/A	1.7%
Color	4.8%	(3.4%)	N/A	8.2%
Asia Pacific	4.0%	(0.8%)	N/A	4.8%
Total Revenue	2.0%	(2.1%)	N/A	4.1%

Operating Income
Flavors & Extracts	5.5%	(0.7%)	0.0%	6.2%
Color	10.0%	(3.5%)	0.0%	13.5%
Asia Pacific	7.6%	0.6%	0.0%	7.0%
Corporate & Other	7.0%	0.0%	(1.2%)	8.2%
Total Operating Income	8.3%	(2.5%)	0.5%	10.3%
Diluted Earnings Per Share	11.0%	(2.7%)	2.3%	11.4%
Adjusted EBITDA	7.9%	(2.2%)	N/A	10.1%

(3)	Adjustments consist of Portfolio Optimization Plan costs.

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Sensient Technologies Corporation Earnings Release – Quarter Ended March 31, 2025 April 25, 2025	Page 10
Reconciliation of Non-GAAP Amounts - Continued

The following table summarizes the reconciliation between Operating Income (GAAP) and Adjusted EBITDA for the three months ended March 31, 2025 and 2024.
	Three Months Ended March 31,

	2025	2024	% Change
Operating income (GAAP)	$53,530	$49,406	8.3%
Depreciation and amortization	15,074	14,709
Share-based compensation expense	2,900	1,995
Portfolio Optimization Plan costs, before tax	2,864	2,812
Adjusted EBITDA	$74,368	$68,922	7.9%

The following table summarizes the reconciliation between Debt (GAAP) and Net Debt, and Operating Income (GAAP) and Credit Adjusted EBITDA for the trailing twelve months ended March 31, 2025 and 2024.

	March 31,
Debt	2025		2024
Short-term borrowings	$18,575		$19,439
Long-term debt	683,266		643,511
Credit Agreement adjustments(4)	(21,165)		(13,775)
Net Debt	$680,676		$649,175

Operating income (GAAP)	$195,703		$153,591
Depreciation and amortization	60,694		58,379
Share-based compensation expense	10,989		8,661
Portfolio Optimization Plan costs, before tax	6,683		30,653
Other non-operating gains(5)	(871)		(1,055)
Credit Adjusted EBITDA	$273,198		$250,229

Net Debt to Credit Adjusted EBITDA	2.5	x	2.6	x

(4) Adjustments include cash and cash equivalents, as described in the Company’s Third Amended and Restated Credit Agreement (Credit Agreement), and certain letters of credit and hedge contracts.
(5) Adjustments consist of certain financing transaction costs, certain non-financing interest items, and gains and losses related to certain non-cash, non-operating, and/or non-recurring items as described in the Credit Agreement.

We have included each of these non-GAAP measures in order to provide additional information regarding our underlying operating results and comparable period-over-period performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. These non-GAAP measures should not be considered in isolation. Rather, they should be considered together with GAAP measures and the rest of the information included in this release and our SEC filings. Management internally reviews each of these non-GAAP measures to evaluate performance on a comparative period-to-period basis and to gain additional insight into underlying operating and performance trends, and we believe the information can be beneficial to investors for the same purposes. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.